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                                                                   EXHIBIT 3.1


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                            PEREGRINE SYSTEMS, INC.


     Peregrine Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

     A. The name of this Corporation, and the name under which it was originally incorporated, is Peregrine Systems, Inc.

     B. The date of filing of this Corporation's original Certificate of Incorporation with the Secretary of State of Delaware was February 28, 1994.

     C. Pursuant to Sections 242 and 245 of the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation restates, integrates and amends the provisions of the Corporation's Certificate of Incorporation as follows:

     FIRST:  The name of the Corporation is Peregrine Systems, Inc.

     SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: (a) The Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock which this Corporation shall have the authority to issue shall be 50,000,000, $.001 par value, and the total number of shares of Preferred Stock this Corporation shall have authority to issue shall be 5,000,000, $.001 par value.

     (b) The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions provide for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally


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fixing the number of shares constituting any series, may increase or decrease
(but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

     FIFTH:  The Corporation is to have perpetual existence.

     SIXTH: Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

     SEVENTH: The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

     EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or appeal the Bylaws of the Corporation.

     NINTH: (a) To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     (b) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

     (c) Neither any amendment nor repeal of this Article Ninth, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article Ninth, shall eliminate or reduce the effect of this Article Ninth, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article Ninth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     TENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     ELEVENTH: Vacancies created by the resignation of one or more members of the Board of Directors and newly created directorships, created in accordance with the Bylaws of this Corporation, may be filled by the vote of a majority, although less than a quorum, of the directors then in office, or by a sole remaining director.

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     TWELFTH:  Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

     THIRTEENTH: Following the effectiveness of the registration of any class of securities of the Corporation pursuant to the requirements of the Securities Exchange Act of 1934, as amended, no action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent.

     FOURTEENTH: Until a Registration Statement regarding the sale of the Corporation's Common Stock to the public is declared effective by the Securities and Exchange Commission, stockholders shall be entitled to cumulative voting rights as set forth in this Article Fourteenth and the Bylaws of the Corporation. At all elections of directors of the Corporation, each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such stockholder would be entitled to cast for the election of directors with respect to such stockholder's shares of stock multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as such stockholder may see fit. As of the date that a Registration Statement regarding the sale of the Corporation's Common Stock to the public is declared effective by the Securities and Exchange Commission, this paragraph shall no longer be effective and may be deleted herefrom upon any restatement of this Certificate of Incorporation.

     FIFTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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IN WITNESS WHEREOF, Peregrine Systems, Inc. has caused this Amended and
Restated Certificate of Incorporation to be signed by Alan H. Hunt, its President and Chief Executive Officer, and attested by Richard T. Nelson, its Secretary, this 11th day of February 1997, each hereby declaring and certifying, under penalties of perjury, that the facts herein stated are true.

                           PEREGRINE SYSTEMS, INC.

                           /s/ Alan H. Hunt
                           ----------------
                           Alan H. Hunt, President and Chief Executive Officer



Attested:


/s/ Richard T. Nelson
---------------------
Richard T. Nelson, Secretary

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